UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 20, 2011 (May 5, 2011)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34542	86-0891931
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21F Kineer Plaza
226 Jinshui Road
Zhengzhou, Henan Province
People’s Republic of China 450008
People’s Republic of China
(Address of principal executive offices)

(86) 371-8612-7222
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

China Valves Technology, Inc. is filing this amendment to its current reports on Form 8-K, which were originally filed with the Securities and Exchange Commission on May 5, 2011 and May 17, 2011, to clarify that the shares granted to the officers and directors will not be issued prior to shareholder approval.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 27, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of China Valves Technology, Inc., a Nevada corporation (the “Company”), approved the grant of restricted stock to certain directors of the Company. On May 1, 2011, the Company entered into a restricted stock grant agreement with each of the directors.

On May 9, 2011, the Committee approved the grant of restricted stock to certain officers of the Company. On May 16, 2011, the Company entered into a restricted stock grant agreement with each of the officers.

The stock to the directors and officers will not be issued until the necessary shareholder approvals are effective after the Company submits an information statement in connection with obtaining shareholder approvals for the stock grant to the directors and officers. The Company plans to file a Schedule 14C information statement as soon as practical.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: June 20, 2011

/s/ Jianbao Wang
Jianbao Wang
Chief Executive Officer